UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

December 18, 2017
Date of Report
(Date of earliest event reported)

MSB Financial Corp.
(Exact name of Registrant as specified in its Charter)

Maryland	001-37506	34-1981437
(State or other jurisdiction of incorporation)	(SEC Commission File No.)	(IRS Employer Identification Number)

1902 Long Hill Road, Millington, New Jersey	07946-0417
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(908) 647-4000

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN REPORT

Section 5 – Corporate Governance and Management

Item	5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 18, 2017, Dr. Thomas G. McCain and Mr. Donald J. Musso submitted their resignations as directors of MSB Financial Corp. and its wholly owned subsidiary, Millington Bank.  Both resignations will be effective as of January 31, 2018.

Michael Shriner, President and Chief Executive Officer, commented, "We thank both Tom and Don for their service and dedication to the Company and the Bank.  In addition, Tom and Don were an integral part of the management team that helped execute a strategic plan that is taking the Company to the next level."

Dr. McCain served as Director for the past 25 years and was Chairman of the Compensation Committee.  Dr. McCain will continue as a Director Emeritus of the Company.

Mr. Musso served as a Director for the past 4 years, providing the Company a wealth of industry knowledge and experience.  Mr. Shriner added: "We understand Don's desire to focus on the growth of his company FinPro, Inc. and its newly-formed Fintech company, CGMT."

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

MSB FINANCIAL CORP.
	By:	/s/ Michael A. Shriner
Date: December 20, 2017		Michael A. Shriner President and Chief Executive Officer